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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Check the appropriate box:
/ /	Preliminary Proxy Statement
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/X/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
ULTRATECH STEPPER, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 6, 2002

TO THE STOCKHOLDERS OF ULTRATECH STEPPER, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Ultratech Stepper, Inc., a Delaware corporation (the "Company"), will be held on June 6, 2002, at 10:00 a.m. local time, at the Company's corporate offices located at Building 2, 2880 Junction Avenue, San Jose, California 95134, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1.
  To elect four (4) directors to serve for the ensuing two years until the expiration of their terms in 2004, or until their successors are duly elected and qualified;

  2.
  To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2002; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including the election of any director if any of the above nominees is unable to serve or for good cause will not serve.

        Only stockholders of record at the close of business on April 12, 2002 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company for a period of ten (10) days before the Annual Meeting.

        All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please submit your proxy by signing and returning the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be submitted by mail to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                      Sincerely,

                      Arthur W. Zafiropoulo
                       Chairman of the Board, Chief Executive Officer and President

April 19, 2002

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND SUBMIT YOUR PROXY BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED ENVELOPE.

ULTRATECH STEPPER, INC.
3050 Zanker Road
San Jose, California 95134

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2002

General

        The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of Ultratech Stepper, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 6, 2002 (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. at the Company's corporate offices located at Building 2, 2880 Junction Avenue, San Jose, California 95134. These proxy solicitation materials were mailed on or about April 23, 2002 to all stockholders entitled to vote at the Annual Meeting.

Voting

        The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On April 12, 2002, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, approximately 22,568,921 shares of the Company's common stock, $.001 par value ("Common Stock"), were issued and outstanding. No shares of the Company's preferred stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on April 12, 2002. Stockholders may not cumulate votes in the election of directors.

        All votes will be tabulated by the inspector of elections appointed for the meeting who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Directors are elected by a plurality vote. The other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on such matter. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions with respect to any matter other than the election of directors will be treated as shares present or represented and entitled to vote on that matter and will thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are deemed not to be entitled to vote on the matter and accordingly are not counted for purposes of determining whether stockholder approval of that matter has been obtained.

Revocability of Proxies

        If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of each director proposed by the Board unless the authority to vote for the election of any such director is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of the other matters described in the accompanying Notice and Proxy Statement and, with respect to any other proposals properly brought before the Annual Meeting, as the Board of Directors recommends. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the

Company at the Company's principal executive offices, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation

        The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names but that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by directors, officers or employees. Such individuals, however, will not be compensated by the Company for those services. Except as described above, the Company does not presently intend to solicit proxies other than by mail. The Company has retained the services of Georgeson Shareholder to assist in the solicitation of proxies for which it will receive a fee from the Company of approximately $5,000, plus out of pocket expenses.

Deadline for Receipt of Stockholder Proposals

        Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2003 Annual Meeting must be received no later than December 24, 2002 in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board of Directors for the 2003 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than March 9, 2003.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE
ELECTION OF DIRECTORS

General

        On July 23, 1993, the Board of Directors and stockholders of the Company approved the Company's Amended and Restated Certificate of Incorporation to provide for a classified Board of Directors consisting of two classes of directors, each serving staggered two-year terms. The Amended and Restated Certificate of Incorporation became effective on October 6, 1993 and was amended in 1995 and 1998 by the stockholders to give effect to increases in the number of authorized shares of Common Stock. The class whose term of office expires at the Annual Meeting currently consists of four directors, all of whom are current directors of the Company. The directors elected to this class will serve for a term of two years, expiring at the 2004 Annual Meeting of Stockholders, or until their successors have been duly elected and qualified. If the proposal is approved, the board will consist of eight persons, with two classes consisting of four directors each. The names of the persons who are nominees for director, the terms of their proposed directorship, and their positions and offices with the Company as of April 12, 2002 are set forth below.

        Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable to serve. In the event any of the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The four candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the Annual Meeting will be elected directors of the Company, to serve for their respective terms or until their successors have been elected and qualified.

Nominees for Term Ending Upon the 2004 Annual Stockholders Meeting

        Arthur W. Zafiropoulo, 63, founded the Company in September 1992 to acquire certain assets and liabilities of the Ultratech Stepper Division ("Predecessor") of General Signal Corporation ("General Signal") and, since March 1993, has served as Chief Executive Officer and Chairman of the Board. Additionally, Mr. Zafiropoulo served as President of the Company from March 1993 to March 1996 and from May 1997 until April 1999. Mr. Zafiropoulo resumed the position of President in April 2001. Between September 1990 and March 1993, Mr. Zafiropoulo was President of Predecessor. From February 1989 to September 1990, Mr. Zafiropoulo was President of General Signal's Semiconductor Equipment Group International, a semiconductor equipment company. From August 1980 to February 1989, Mr. Zafiropoulo was President and Chief Executive Officer of Drytek, Inc., a plasma dry-etch company that he founded in August 1980, and which was sold to General Signal in 1986. From July 1987 to September 1989, Mr. Zafiropoulo was also President of Kayex, a semiconductor equipment manufacturer, which is a unit of General Signal. From July 2001, Mr. Zafiropoulo has served as Vice Chairman of SEMI (Semiconductor Equipment and Materials International), an international trade association representing the semiconductor, flat panel display equipment and materials industry; and Mr. Zafiropoulo has been on the Board of Directors of SEMI since July 1995. In addition, Mr. Zafiropoulo also serves on the Board of Directors of Advanced Energy Industries, Inc., a leading manufacturer of power conversion and control systems.

        Joel F. Gemunder, 61, has been a Director of the Company since October 1997. Mr. Gemunder has been President and a member of the Board of Directors of Omnicare, Inc., a pharmacy services provider, since 1991. Mr. Gemunder has also served as a Director of Chemed Corporation, a construction services company, since 1977.

        Nicholas Konidaris, 57, has served as a Director of the Company since July 2000. Mr. Konidaris has served as President and Chief Executive Officer of Advantest America, Corp., a holding company of Advantest America, Inc. ("Advantest"), which is a manufacturer of testers and handlers, since July 2000. From February 1997 to July 2000, Mr. Konidaris served as the Chief Executive Officer of Advantest America, Corp. Since July 1997, Mr. Konidaris has also served as Chairman of the Board, President and Chief Executive Officer of Advantest. From July 1995 to July 1997, Mr. Konidaris served as a Strategic Business Manager for Advantest.

        Rick Timmins, 49, has been a Director of the Company since August 2000. Since January 1996, Mr. Timmins has served as Vice-President of Finance for Cisco Systems, Inc.

Continuing Directors for Term Ending Upon the 2003 Annual Stockholders Meeting

        Tommy D. George, 62, has served as a Director of the Company since October 1997. From April 1993 through May 1997, Mr. George served as the President of Motorola SPS ("Motorola"). From June 1986 through April 1993, Mr. George served as the Assistant General Manager of Motorola. In addition, Mr. George has served as a Director of Amkor Technology, Inc., a packaging and test services provider, since October 1997.

        Gregory Harrison, 68, has served as a Director of the Company since May 1993. Since 1986, Mr. Harrison has served as President of G. Harrison & Company, a management consulting firm. From 1969 to 1986, Mr. Harrison served in various operating management positions, most recently as Vice President and Corporate Officer, at National Semiconductor Corporation.

        Kenneth Levy, 59, has served as a Director of the Company since May 1993. Mr. Levy has served as Chairman of the Board of Directors of KLA-Tencor Corporation ("KLA"), a company which he co-founded, since July 1999 and served in the same capacity from April 1997 to June 1998. Mr. Levy was Chief Executive Officer and a director of KLA from July 1998 to June 1999. From July 1975 until April 1997, he served as Chief Executive Officer of KLA Instruments Corporation and Chairman of its Board of Directors. Mr. Levy has also served as a director of SpeedFam—IPEC, Inc., formerly known as Integrated Process Equipment Corporation, a manufacturer of semiconductor processing equipment for chemical, mechanical, planarization and cleaning of advanced integrated circuits, since May 1995. In addition, Mr. Levy serves as a director emeritus on the board of Semiconductor Equipment and Materials Institute (SEMI), an industry trade association.

        Vincent F. Sollitto, 54, has served as a director of the Company since July 2000. Mr. Sollitto has served as a Director and the Chief Executive Officer for Photon Dynamics, a manufacturer of test, repair and inspection equipment for the flat panel display industry, since 1996. From July 1993 to February 1996, Mr. Sollitto served as Vice-President and General Manager of Fujitsu Microelectronics, a semiconductor and electronics device company. Mr. Sollitto has served as a Director of Irvine Sensors Corporation, a developer of advanced signal processing and image stabilization technologies, since 1997 and Applied Films Corporation, a solutions provider of thin film technology for the flat panel display industry, since 1999.

Board Committees and Meetings

        During the fiscal year ended December 31, 2001, the Board of Directors held five (5) meetings and did not act by unanimous written consent. The Board of Directors has an Audit Committee, Compensation Committee and a Nominating Committee. During the respective term of his service on the Board, each of the directors, except Mr. Konidaris, attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served during the past fiscal year.

        The Compensation Committee currently consists of three (3) directors, Messrs. Harrison, Gemunder and Konidaris. The Compensation Committee is primarily responsible for approving the Company's general compensation policies and setting compensation levels for the Company's executive officers. The Compensation Committee also has sole and exclusive authority to administer the Company's 1993 Stock Option/Stock Issuance Plan (the "1993 Plan") and Employee Stock Purchase Plan and the Company's 1998 Supplemental Stock Option/Stock Issuance Plan. The Compensation Committee held five (5) meetings during the past fiscal year and acted by unanimous written consent on one (1) occasion.

        The Audit Committee currently consists of three (3) directors, Messrs. Levy, Sollitto and Timmins, and is primarily responsible for approving the services performed by the Company's independent auditors and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls. The Audit Committee held three (3) meetings during the last fiscal year and did not act by unanimous written consent.

        The Board of Directors adopted and approved a charter for the Audit Committee on June 8, 2000. The Board of Directors has determined that each member of the Audit Committee is an "independent director" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

        The Nominating Committee, which was formed in April 2001, currently consists of three (3) independent directors, Messrs. George, Harrison and Timmins. The Nominating Committee held one (1) meeting during the last fiscal year and did not act by unanimous written consent. The Nominating Committee, on behalf of the Board of Directors, makes nominations for the election of the Company's Board of Directors. The Nominating Committee will consider nominations recommended by stockholders. Such nominations by stockholders must be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary or Assistant Secretary of the Company, and received by the Secretary or Assistant Secretary of the Company not less than 120 days prior to any meeting of stockholders called for the election of directors, provided, however, that if less than 100 days' notice of the meeting is given to stockholders, such nomination must be mailed or delivered to the Secretary or Assistant Secretary of the Company not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Such notice shall set forth as to each proposed nominee who is not an incumbent director (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee and by the nominating stockholder, and (iv) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations regulated by Regulation 14A of the Securities Exchange Act of 1934, as amended.

Director Compensation

        During the fiscal year ended December 31, 2001, each non-employee Board member was paid an annual cash retainer fee of $10,000, received an additional $1,000 for attendance at each Board meeting and $500 for attendance at each meeting of any Board committee of which he was a member, so long as such committee meeting did not coincide with a meeting of the Board. In addition, the Company reimburses each non-employee Board member for expenses incurred in connection with his attendance at such Board and committee meetings.

        Pursuant to the Automatic Option Grant Program in effect under the Company's 1993 Plan, each individual who becomes a non-employee Board member will automatically be granted, on the date of his or her initial election or appointment to the Board, a non-statutory stock option to purchase 12,000 shares of the Company's Common Stock. The option will have an exercise price equal to the fair market value per share of Common Stock on the applicable grant date. The option will have a maximum term of ten (10) years measured from the grant date, subject to earlier termination upon the optionee's cessation of Board service. The option will be immediately exercisable for all of the option shares, but any shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares will vest as follows: (i) fifty percent (50%) of the shares will vest upon completion of one (1) year of Board service measured from the grant date and (ii) the remaining shares will vest in three (3) successive equal annual installments upon completion of each of the next three (3) years of Board service thereafter.

        On the date of each Annual Stockholders Meeting, each non-employee Board member who is to continue to serve on the Board, whether or not he or she is standing for re-election to the Board at that particular Annual Meeting, will receive an automatic option grant for 4,000 shares. Accordingly, on the date of the 2001 Annual Stockholders Meeting, each of the continuing non-employee Board members (Messrs. Gemunder, George, Harrison, Levy, Konidaris, Sollito and Timmins) received an option grant under the Automatic Option Grant Program for 4,000 shares with an exercise price of $22.21 per share, the fair market value per share of the Common Stock on the June 7, 2001 grant date. Each of the options has a maximum term of ten (10) years measured from the grant date, subject to the earlier termination upon the optionee's cessation of Board service. The option is immediately exercisable for all the option shares. However, any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each such 4,000-share grant vest upon the optionee's completion of one (1) year of Board service measured from the grant date.

        The shares subject to each outstanding option under the Automatic Option Grant Program will vest immediately upon an acquisition of the Company by merger or asset sale or upon certain other changes in control or ownership of the Company. Upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding Common Stock, each automatic option grant may be surrendered to the Company in return for a cash distribution from the Company in an amount per surrendered option share equal to the excess of (i) the fair market value per share of Common Stock on the date the option is surrendered to the Company or the highest reported price per share of Common Stock paid in the tender offer over (ii) the option exercise price payable per share.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote FOR the election of each of the above nominees.

PROPOSAL TWO
RATIFICATION OF INDEPENDENT AUDITORS

        The Board of Directors has appointed the firm of Ernst & Young LLP, independent auditors for the Company during the fiscal year ended December 31, 2001, to serve in the same capacity for the fiscal year ending December 31, 2002, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Ernst & Young LLP as the Company's independent auditors.

        In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Fees billed to the Company by Ernst & Young LLP during fiscal year 2001

  Audit Fees:

        Audit fees accrued and paid by the Company to Ernst & Young LLP during the Company's 2001 fiscal year for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $433,395.

  Financial Information Systems Design and Implementation Fees:

        The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during fiscal year 2001.

  All Other Fees:

        Fees accrued and paid by the Company to Ernst & Young LLP during the Company's 2001 fiscal year for all other non-audit services rendered to the Company, including tax related services totaled $216,809.

        The Audit Committee considered whether the provision of financial information systems design and implementation services and other non-audit services is compatible with the principal accountants' independence.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2002.

OTHER MATTERS

        The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors recommends. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

OWNERSHIP OF SECURITIES

        The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of March 1, 2002 (unless otherwise stated in the footnotes) by (i) all persons who are or who may be deemed beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director of the Company, (iii) the Named Executive Officers (as defined below) and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Ultratech Stepper, Inc., 3050 Zanker Road, San Jose, CA, 95134. Unless otherwise indicated, each of the security holders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

Name and Address of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned(1)
State of Wisconsin Investment Board(2) 121 East Wilson Street Madison, WI 53707	2,000,000	8.9%
Wellington Management Company, LLP(3) 75 State Street Boston, MA 02109	2,243,730	10.0%
Arthur W. Zafiropoulo(4)	1,779,029	7.9%
Bruce R. Wright(5)	74,725	*
John E. Denzel(6)	60,167	*
Ellery R. Buchanan(7)	53,238	*
Erik Smith(8)	32,450	*
Kenneth Levy(9)	71,800	*
Gregory Harrison(10)	8,000	*
Joel Gemunder(11)	29,000	*
Thomas D. George(12)	33,000	*
Vincent F. Sollitto(13)	16,000	*
Rick Timmins(14)	16,000	*
Nicholas Konidaris(15)	16,000	*
All current directors and executive officers as a group (12 persons)(16)	2,189,409	9.7%

*
Less than one percent of the outstanding Common Stock.

(1)
Percentage of ownership is based on 22,508,648 shares of Common Stock issued and outstanding on March 1, 2002. This percentage also takes into account the Common Stock to which such individual or entity has the right to acquire beneficial ownership within sixty (60) days after March 1, 2002, including, but not limited to, through the exercise of options; however, such Common Stock will not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by Rule 13d-3(1)(i) under the Securities Exchange Act of 1934, as amended.

(2)
State of Wisconsin Investment Board share information based on its Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2002.

(3)
Wellington Management Company, LLP information based on its Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2002.

(4)
Includes 1,587,108 shares held in the name of Arthur W. Zafiropoulo, trustee of the Separate Property Trust, dated July 20, 1998, for the benefit of Arthur W. Zafiropoulo. Includes 91,921 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 2002. Also includes 100,000 shares held in the name of the Zafiropoulo Family Foundation.

(5)
Includes 60,740 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 2002.

(6)
Includes 56,460 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 2002.

(7)
Includes 52,660 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 2002.

(8)
Includes 30,367 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 2002.

(9)
Consists of 71,800 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 2002.

(10)
Consists of 8,000 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 2002.

(11)
Includes of 28,000 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 2002.

(12)
Includes 5,000 shares held in the name of Thomas D. George and Colleen George, trustees of the George Family Trust. Includes 28,000 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 2002.

(13)
Consists of 16,000 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 2002.

(14)
Consists of 16,000 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 2002.

(15)
Consists of 16,000 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 2002.

(16)
Includes 475,948 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 2002.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Compensation

Summary Compensation

        The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose salary and bonus for the 2001 fiscal year was in excess of $100,000 (collectively, the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries for the last three fiscal years. No executive officer who would otherwise have been included in such table on the basis of salary and bonus earned for the 2001 fiscal year resigned or terminated employment during that fiscal year.

Summary Compensation Table

Long-Term Compensation Awards($)(4)
		Annual Compensation(3)			Number of Securities Underlying Options(#)
Name and Principal Position				Restricted Stock Awards($)		All Other Compensation($)(3)
	Year	Salary($)(2)	Bonus($)
Arthur W. Zafiropoulo(1) Chairman of the Board, Chief Executive Officer, and President	2001 2000 1999	190,655 310,000 310,000	21,545 58,331 0	0 0 0	138,308 0 100,000	6,000 6,000 0
Bruce R. Wright(1) Senior Vice President, Finance, Chief Financial Officer, and Secretary	2001 2000 1999	127,957 245,577 131,250	0 0 25,000	0 0 0	54,500 100,000 100,000	2,000 2,000 0
John E. Denzel(1) Senior Vice President, Operations	2001 2000 1999	185,590 199,635 173,239	4,049 1,897 0	0 0 0	28,000 30,000 40,000	2,000 2,000 0
Ellery R. Buchanan(1) Senior Vice President, Marketing and Corporate Development	2001 2000 1999	185,967 187,264 175,000	0 0 0	0 0 0	18,000 70,000 15,000	2,000 2,000 0
Erik Smith(1) Senior Vice President, Worldwide Sales and Service	2001 2000 1999	159,084 141,680 104,000	95,342 102,900 0	0 0 0	35,075 32,400 0	2,000 2,000 0

(1)
Mr. Zafiropoulo has served as Chief Executive Officer of the Company since March 1993 and as President of the Company since April 2001. Mr. Zafiropoulo served as President of the Company from March 1993 to March 1996 and from May 1997 to April 1999. Mr. Wright joined the Company in June 1999 as Senior Vice President, Finance, Chief Financial Officer and Secretary. Mr. Denzel has served as Senior Vice President, Operations since September 2001. From March 2000 to September 2001, Mr. Denzel served as the Vice President, Operations. From July 1996 to March 2000, Mr. Denzel served as the Vice President, Manufacturing. Mr. Buchanan has served as Senior Vice President, Marketing and Corporate Development since August 2000. From June 1998 to August 2000, Mr. Buchanan served as the President of Ultratech Capital. Mr. Smith has served as Senior Vice President, Worldwide Sales and Service since January 2002. From January 2001 to

  December 2001, Mr. Smith served as Vice President of Worldwide Sales. From March 1999 to December 1999, Mr. Smith served as Director of Marketing, and from August 1997 to February 1999, Mr. Smith served as Director of International Marketing. From June 1997 to July 1997, Mr. Smith was the Director of International Business Development. From July 1992 to May 1997, Mr. Smith was appointed Director of Operations for the Company's Japan and Korea offices. Prior to joining the Company, Mr. Smith was the Manager of Business Development with SEMI, Japan from 1991 to 1992, and before that, Mr. Smith was working for SEMI, Washington DC.

(2)
The salaries of each of the Named Executive Officers were decreased by approximately 10% for the six-month period between May 2001 and November 2001 in connection with a Company-wide salary reduction program. Over the same period, Messrs. Zafiropoulo and Wright voluntarily reduced their salaries by additional amounts.

(3)
Includes compensation deferred by the Named Executive Officer under the Company's Section 401(k) Plan and Section 125 Cafeteria Benefit Plan.

(4)
The Company provided a matching contribution of $2,000 to each eligible employee's 401(k). The Company paid $4,000 in term life insurance premiums for Mr. Zafiropoulo.

  Normally represents for each Named Executive Officer the sum of the following two amounts: (i) the individual's allocable share of the profit-sharing contribution made by the Company to the Section 401(k) Plan for the fiscal year and (ii) 50% of the bonus earned for the fiscal year under the Company's Executive Incentive Plan but subject to deferred payout. The deferred portion will be distributed in four equal annual installments, together with interest at the prime rate during the deferral period, provided the Named Executive Officer continues in the Company's service. However, no such amounts have been allocated to the Named Executive Officers for fiscal years 1999 through 2001, as indicated below:

Named Executive Officer	Profit-Sharing Contribution to Section 401(k) Plan($)	Deferred Portion of Executive Incentive Plan Bonus($)
Mr. Zafiropoulo
2001	0	0
2000	0	0
1999	0	0
Mr. Wright
2001	0	0
2000	0	0
1999	0	0
Mr. Denzel
2001	0	0
2000	0	0
1999	0	0
Mr. Buchanan
2001	0	0
2000	0	0
1999	0	0
Mr. Smith
2001	0	0
2000	0	0
1999	0	0

Stock Options

        The following table provides information on the option grants made to the Named Executive Officers during the fiscal year ended December 31, 2001. No stock appreciation rights were granted to the Named Executive Officers during that fiscal year.

Option Grants in Last Fiscal Year

		Individual Grants			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Number of Securities Underlying Options Granted (#)(1)
% of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price ($/Sh)(2)	Expiration Date
					5%($)	10%($)
Arthur W. Zafiropoulo	38,308 100,000	4.6 12.1	27.82 23.82	4/16/11 7/23/11	670,231 1,498,027	1,698,497 3,796,295
Bruce R. Wright	24,500 30,000	3.0 3.6	27.82 23.82	4/16/11 7/23/11	428,648 449,408	1,086,279 1,138,889
John E. Denzel	3,000 25,000	0.4 3.0	27.82 23.82	4/16/11 7/23/11	52,488 374,506	133,014 949,074
Ellery R. Buchanan	3,000 15,000	0.4 1.8	27.82 23.82	4/16/11 7/23/11	52,488 224,704	133,014 569,444
Erik Smith	2,475 15,000	0.3 1.8	27.82 23.82	4/16/11 7/23/11	43,302 224,704	109,736 569,444

(1)
Grants to Mr. Zafiropoulo for 38,308 shares and an aggregate of 100,000 shares were made on April 17, 2001 and July 24, 2001, respectively. Grants to Mr. Wright for 24,500 shares and 30,000 shares were made on April 17, 2001 and July 24, 2001, respectively. Grants to Mr. Denzel for 3,000 shares and 25,000 shares were made on April 17, 2001 and July 24, 2001, respectively. Grants to Mr. Buchanan for 3,000 shares and 15,000 shares were made on April 17, 2001 and July 24, 2001, respectively. Grants to Mr. Smith for 2,475 shares and 15,000 shares were made on April 17, 2001 and July 24, 2001, respectively.

  Each option listed above has a maximum term of ten (10) years measured from the grant date, subject to earlier termination upon his cessation of service with the Company. Each option expiring on July 23, 2011 will vest and become exercisable for the option shares as follows: (i) twenty-four percent (24%) of the option shares upon his completion of twelve (12) months of service measured from the grant date, and (ii) the remaining shares in a series of thirty-eight (38) successive equal monthly installments upon his completion of each additional month of service thereafter. Each option expiring on April 16, 2011 will vest and become exercisable for the option shares as follows: (i) fifty percent (50%) of the option shares upon his completion of twelve (12) months of service measured from the grant date, and (ii) the remaining shares in a series of twelve (12) successive equal monthly installments upon his completion of each additional month of service thereafter. The shares subject to each option listed above will immediately vest in full in the event the Company is acquired by a merger or asset sale, unless the option is assumed by the acquiring entity or replaced with a cash escrow account that preserves the spread on the unvested option shares and provides for subsequent payout of that spread in accordance with the applicable foregoing vesting schedule in effect for the option.

(2)
The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state withholdings taxes to which the optionee may become subject in connection with such exercise.

(3)
There can be no assurance provided to the option holder or any other holder of the Company's securities that the actual stock price appreciation over the ten (10)-year option term will be at the assumed 5% and 10% annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Option Exercises and Holdings

        The following table sets forth certain information concerning option exercises and holdings for the fiscal year ended December 31, 2001 with respect to each of the Named Executive Officers. No stock appreciation rights were exercised by the Named Executive Officers during such fiscal year, and no stock appreciation rights were held by them at the end of such fiscal year.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year-End($)(2)
Name	Shares Acquired on Exercise(#)	Value Realized($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Arthur W. Zafiropoulo	0	0	64,000	174,308	201,280	113,200
Bruce R. Wright	68,000	1,370,000	32,000	154,500	128,640	414,500
John E. Denzel	54,300	893,250	45,700	73,000	97,567	111,333
Ellery R. Buchanan	37,300	626,211	40,300	75,400	77,149	125,363
Erik Smith	11,845	297,152	21,800	28,200	68,486	92,514

(1)
Equal to the fair market value of the securities underlying the option on the exercise date, minus the exercise price paid for those securities.

(2)
Equal to the fair market value of the securities underlying the option at fiscal year-end ($16.52 per share), less the exercise price payable for those securities.

Employment Contracts, Termination of Employment Agreements and Change of Control

        Other than Mr. Bruce Wright, none of the Company's executive officers have employment agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors. Mr. Wright's agreement, provides, among other things, that he was to receive an option to purchase 100,000 shares of Common Stock upon his commencement of employment with the Company and that he would be eligible for an additional option grant to purchase 50,000 shares upon his completion of one year of employment. In addition, should Mr. Wright's employment have been terminated during his first year of employment with the Company, then he would have been entitled to a severance package including 6-months of salary continuation payments and one year accelerated vesting of his outstanding stock options.

        The Compensation Committee of the Board of Directors has the authority as Plan Administrator of the Company's 1993 Plan to provide for accelerated vesting of any shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company's other executive officers and any unvested shares actually held by those individuals under the 1993 Plan, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following (i) an acquisition of the Company by merger or asset sale or (ii) a change in control of the Company effected through a successful tender offer for more than 50% of the Company's outstanding Common Stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors is responsible for establishing the base salary and incentive cash bonus programs to be in effect for the Company's executive officers and administering certain other compensation programs for such individuals, subject to review by the full Board. The Compensation Committee also has the exclusive responsibility for the administration of the Company's 1993 Plan under which grants may be made to executive officers and other key employees.

Compensation Philosophy

        The fundamental policy of the Compensation Committee is to provide the Company's executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon the officer's personal level of performance. Accordingly, the compensation package for each executive officer and key employee is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in effect at a select group of companies with which the Company competes for executive talent, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of financial performance milestones, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an executive officer's level of responsibility increases, it is the intent of the Compensation Committee to have a greater portion of the executive officer's total compensation be dependent upon Company performance and stock price appreciation rather than base salary.

        In carrying out these objectives, the Compensation Committee takes the following factors into consideration:

  •
  The estimated level of compensation paid to executive officers in similar positions by other companies within and outside the Company's industry which compete with the Company for executive personnel.

  •
  The individual performance of each executive officer, together with his job knowledge and skills, demonstrated teamwork and adherence to the Company's core values.

  •
  The individual's level of responsibility and authority relative to other positions within the Company.

  •
  The Company's performance relative to competitors and business conditions and the progress of the Company in meeting financial goals and objectives.

Specific Factors

        The primary factors which the Compensation Committee considered in establishing the components of each executive officer's compensation package for the 2001 fiscal year are summarized below. The Compensation Committee may, however, in its discretion apply different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

        * Base Salary.    The base salary levels for the executive officers were established for the 2001 fiscal year on the basis of the following factors: personal performance, the estimated salary levels in effect for similar positions at a select group of companies within and outside the Company's industry with which the Company competes for executive talent, and internal comparability considerations. The Compensation Committee also relied upon specific compensation surveys for comparative compensation purposes. The Compensation Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. Base salaries are reviewed on an annual basis, and adjustments are made in accordance with the factors indicated above.

        The base salaries of the executive officers were decreased by approximately 10% for the six-month period between May 2001 and November 2001 in connection with a Company-wide salary reduction program. Over the same period, Messrs. Zafiropoulo and Wright voluntarily reduced their salaries by additional amounts.

        * Profit Sharing Plan.    The Company annually distributes a profit sharing bonus to all eligible employees other than executive officers and senior management, based on the level of the Company's operating earnings for the fiscal year in comparison to the targeted levels established by the Compensation Committee at the start of the year. One-half of the distribution is paid as a current cash bonus, and the remainder is contributed on the individual's behalf to his or her profit-sharing account under the Company's Section 401(k) Plan for subsequent distribution following his or her termination of employment. Accordingly, the bonuses under the profit sharing plan are tied solely to the Company's success in achieving the targeted levels of operating earnings. Because the targeted levels for the 2001 fiscal year were not attained, eligible employees did not receive a profit sharing distribution for that year.

        * Executive Officer and Senior Management Incentive Plan.    The Company annually distributes a profit sharing bonus to all eligible executive officers and senior management. One-half of the bonus is based on the individual's satisfaction of specific performance goals and is paid shortly after the end of the fiscal year. The remainder is based on the level of the Company's operating earnings for the fiscal year in comparison to the targeted levels established by the Compensation Committee at the start of the year, and is paid in installments—one-half shortly after the end of such fiscal year and the balance over a four year period.

        It is the Compensation Committee's estimate (on the basis of calendar year 2002 surveys of calendar year 2001 executive compensation) that the total cash compensation earned by the Company's executive officers for the 2001 fiscal year ranged from the 19th percentile to the 25th percentile of the total cash compensation earned by the executive officers in comparable positions at the principal companies with which the Company competes for executive talent.

        * Equity Incentives.    Equity incentives for executive officers are provided primarily through stock option grants under the 1993 Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the individual to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). The shares subject to each option generally vest in installments over a fifty-month period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term.

        The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term, and the individual's personal performance in recent periods. The Compensation Committee also takes into account the executive officer's existing holdings of the Company's common stock and the number of vested and unvested options held by that individual in order to maintain an appropriate level of equity incentive. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

CEO Compensation

        In setting the compensation payable to the Company's Chief Executive Officer, Mr. Arthur W. Zafiropoulo, for the 2001 fiscal year, the Compensation Committee sought to be competitive with the peer group companies, while at the same time tying a significant percentage of his compensation to Company performance. It is the Committee's intent to provide Mr. Zafiropoulo with a level of stability and certainty each year with respect to base salary and not to have this particular component of compensation affected to any significant degree by Company performance factors. For the 2001 fiscal year, Mr. Zafiropoulo's base salary was increased to $385,000 as part of the annual salary review process. However, Mr. Zafiropoulo's salary was decreased by approximately 10% for the six-month period between May 2001 and November 2001 in connection with a Company-wide salary reduction program. Over the same period, Mr. Zafiropoulo voluntarily reduced his salary by an additional amount. In addition, because the Company did not achieve the operating earnings targets for the 2001 fiscal year, Mr. Zafiropoulo did not receive any profit-sharing or other cash incentive awards for such year.

        For the 2001 fiscal year, the Compensation Committee believes (on the basis of 2002 surveys of 2001 executive compensation) that the total cash compensation earned by Mr. Zafiropoulo was approximately at the 19th percentile of the total cash compensation earned by chief executive officers at the principal companies with which the Company competes for executive talent.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation to be paid to the Company's executive officers for the 2001 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for fiscal 2002 will exceed that limit. The Company's 1993 Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation and will therefore not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer approach the $1 million level.

        The Compensation Committee believes that the executive compensation policies and programs in effect for the Company's executive officers provide an appropriate level of total remuneration which properly aligns the Company's performance and the interests of the Company's stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Joel F. Gemunder	Gregory Harrison
Member, Compensation Committee	Chairman and Member, Compensation Committee
Nicholas Konidaris Member, Compensation Committee

Compensation Committee Interlocks and Insider Participation

        Messrs. Harrison, Gemunder and Konidaris serve as members of the Company's Compensation Committee. No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more of its executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

STOCK PERFORMANCE GRAPH

        The graph depicted below reflects a comparison of the cumulative total return (change in stock price plus reinvestment of dividends) of the Company's Common Stock assuming $100 invested as of December 31, 1996 with the cumulative total returns of the Nasdaq Stock Market Index and the Philadelphia Semiconductor Index, as well as the JP Morgan H&Q Semiconductor Index. In future proxy statements, the Company intends not to compare the cumulative total return of its Common Stock with the JP Morgan H&Q Semiconductor Index. The Company has decided to compare its cumulative total return to the cumulative total return of the Philadelphia Semiconductor Index rather than the JP Morgan H&Q Semiconductor Index, as it has done in the past, because the Company believes that the Philadelphia Semiconductor Index is more widely followed.

Comparison of Cumulative Total Returns(1)(2)(3)

(1)
The graph covers the period from December 31, 1996 to December 31, 2001.

(2)
No cash dividends have been declared on the Company's Common Stock.

(3)
Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, neither the preceding Compensation Committee Report on Executive Compensation nor the Stock Price Performance Graph will be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company's Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of all directors and officers. In addition, each director and officer of the Company has entered into a separate indemnification agreement with the Company.

        The Company has entered into various service contracts with KLA-Tencor Corporation, a company of which Mr. Levy serves as Chairman of the Board and as a member of the Board of Directors. Since the beginning of fiscal year 2001, the Company has paid KLA-Tencor approximately $273,011. The Company believes that the terms of the contracts with KLA-Tencor are no less favorable to the Company than could be obtained from an unaffiliated third party.

        The Board of Directors has adopted a policy that all material transactions with affiliates will be on terms no less favorable to the Company than those available from unaffiliated third parties and will be approved by a majority of the disinterested members of the Board of Directors.

AUDIT COMMITTEE REPORT

        The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

        The following is the report of the audit committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2001, included in the Company's Annual Report on Form 10-K for that year.

        The audit committee has reviewed and discussed these audited financial statements with management of the Company.

        The audit committee has discussed with the Company's independent auditors, Ernst & Young LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

        The audit committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as amended, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from the Company.

        Based on the review and discussions referred to above in this report, the audit committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                      Submitted by the Audit Committee
                      of the Board of Directors

                      Kenneth Levy
                      Vincent Sollitto
                      Rick Timmins

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and any persons who are the beneficial owners of more than ten percent (10%) of the Company's common stock to file reports of ownership and changes in ownership with the SEC. Such directors, officers and greater than ten percent (10%) beneficial stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it and written representations from reporting persons for the 2001 fiscal year, the Company believes that all of the Company's executive officers, directors and greater than ten percent (10%) beneficial stockholders complied with all applicable Section 16(a) filing requirements for the 2001 fiscal year.

ANNUAL REPORT

        A copy of the Annual Report of the Company for the fiscal year ended December 31, 2001 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Except for "Executive Officers of the Registrant" from Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, the Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

                      The Board of Directors of
                      Ultratech Stepper, Inc.

Dated: April 19, 2002

ULTRATECH STEPPER, INC. PROXY ANNUAL MEETING OF STOCKHOLDERS JUNE 6, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, hereby appoints Arthur W. Zafiropoulo and Bruce R. Wright and each of them as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Ultratech Stepper, Inc., a Delaware corporation (the “Company”), held of record by the undersigned on April 12, 2002 at the Annual Meeting of Stockholders of Ultratech Stepper, Inc. to be held on June 6, 2002, at 10:00 a.m., local time, Ultratech Stepper, Inc.’s Corporate Headquarters, Building No. 2, 2880 Junction Avenue, San Jose, California 95134, or at any adjournment or postponement thereof with the same force and effect as the undersigned might or could do if personally present thereat.  The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

(continued, and to be signed, on the other side)

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

1.	To elect four directors to serve for the ensuing two years until the expiration of their terms in 2004, or until their successors are duly elected and qualified.

NOMINEES	(01) ARTHUR W. ZAFIROPOULO,	(02) JOEL F. GEMUNDER,
(03) NICHOLAS KONIDARIS and	(04) RICK TIMMINS.

For ALL	Withheld from
Nominees ☐	ALL Nominees ☐

☐
For all nominees except as noted above

2.	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.

To transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including the election of any director if any of the above nominees is unable to serve or for good cause will not serve.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies.  When shares are held by joint tenants, both should sign.  When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

DATED:	, 2002

Signature

(Additional signature if held jointly)

QuickLinks

PROPOSAL ONE
PROPOSAL TWO
OTHER MATTERS
OWNERSHIP OF SECURITIES
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
COMPENSATION COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE REPORT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE OF THE SECURITIES EXCHANGE ACT OF 1934
ANNUAL REPORT